UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

Texas Pacific Land Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-39804	75-0279735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 2900,
Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214-969-5530

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock , Par Value $0.001 per share	TPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 27, 2024, Texas Pacific Land Corporation (the “Company” or “TPL”) issued a press release announcing the acquisition of oil and gas mineral interests in 4,106 total net royalty acres located in Culberson County, Texas for $124 million in cash (the “Mineral Interest Acquisitions”).

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

The Mineral Interest Acquisitions were completed in conjunction with Brigham Royalties Fund I Holdco, L.L.C., a subsidiary of Brigham Royalties, LLC (“Brigham Royalties”). Robert Roosa, a member of the Company’s Board of Directors, is a partner in, and serves as the Chief Executive Officer of, Brigham Royalties. Brigham Royalties originally identified the opportunity and, because of the size and concentration, invited the Company to participate. Following the execution of the purchase and sale agreements (totaling 7,416 net royalty acres) related to the Mineral Interest Acquisitions, a 55.4% interest in each was assigned to a subsidiary of the Company.

Each party paid a pro-rata share of the purchase price and closing costs. TPL directly paid an aggregate of $275 per net mineral acre in commissions to certain Brigham Royalties employees equal to the bonuses those employees would have received with respect to the Mineral Interest Acquisitions had they been completed by Brigham Royalties. Those fees were significantly less than commissions TPL would have paid to other third parties for similar services. TPL performed its own diligence and valuation and the Mineral Interest Acquisitions were approved by the Company’s Audit Committee and full Board of Directors with Mr. Roosa abstaining. TPL did not pay any fees or commissions to Brigham Royalties or Mr. Roosa.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Pacific Land Corporation

August 27, 2024	By:	/s/ Michael W. Dobbs
Name: Michael W. Dobbs
Title: SVP, General Counsel and Secretary